                                                Exhibit 99.1

FOR IMMEDIATE RELEASE                 Contact:  Stephen E. Hare
                                                Executive Vice President and CFO
                                                (804) 287-5685


                  CADMUS COMMUNICATIONS REPORTS FOURTH QUARTER
                             AND FISCAL YEAR RESULTS

                             ----------------------

                Company Achieves Expected Sequential Improvement
                 And Continued Progress on its Content Strategy

RICHMOND, VA (July 30, 2002) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today reported net sales of $109.0 million and net income of $1.7 million, or $0.19 per share, for the fourth quarter of its fiscal year 2002 versus net sales of $119.2 million and net income of $1.0 million, or $0.11 per share, in last year's fourth quarter from continuing operations (excluding special items). Special items include the write-off of deferred loan costs previously announced in connection with an amendment of its bank credit facility in current year results and restructuring and other charges in the prior year results (see Selected Highlights). Including these special items, reported income from continuing operations for the fourth quarter of fiscal 2002 was $1.6 million, or $0.17 per share, versus a loss of $1.0 million, or ($0.11) per share, last year. All further comparisons in this release relate to continuing operations and exclude these special items. Highlights were as follows:

      o Sequential increases in earnings per share were achieved throughout fiscal 2002;
      o Excluding the impact of changes in paper prices and the pass-through costs of freight and postage, net sales from recurring operations declined 3% for the quarter and the full year, as revenues from new products and services offset demand and pricing pressures;
      o  Total debt (including  securitization)  was reduced by $1.2 million in the fourth quarter for a total of $34.7 million for the fiscal year;
      o  Cash earnings per share (excluding  goodwill  amortization)  were $0.31 in the fourth quarter compared to $0.24 in last year's fourth quarter;
      o EBITDA for the fourth quarter of fiscal 2002 was $13.4 million, or 12.3% of net sales, compared to $13.3 million, or 11.1% of net sales, in last year's fourth quarter;
      o The Company's Rapid Review(R) peer review system achieved a leadership position in the scientific, technical and medical ("STM") market, serving 20 publishers producing 46 journals, with more than 53,000 submissions per year; and,
      o The Company introduced Rapid Inspector(TM), the digital file inspection module of Cadmus KnowledgeWorks(TM) System, its fully integrated electronic publishing system.

Bruce V. Thomas, president and chief executive officer, remarked, "We are pleased with our performance this fiscal year despite difficult economic conditions. We achieved three of our four primary goals set at the beginning of the year and made significant progress on the fourth. First, we reported sequentially higher EPS and improved operating margins in the second, third and fourth quarters. Second, we reduced debt each quarter and by a total of $34.7 million over the year. Third, as evidenced most recently by our Rapid Review system achieving a world leadership position in the STM market, we have continued to make strategic progress in the scholarly publishing market with increased market acceptance of Cadmus KnowledgeWorks, our fully integrated electronic publishing system. Fourth, our packaging division made significant improvement in revenue and profitability during the year despite soft market conditions. However, our magazine operation had a difficult year as it continues to be impacted by the deep downturn in advertising spending."

Mr. Thomas added, "Our aggressive cost controls have allowed us to manage the business well during this extended economic downturn. In addition, and perhaps more importantly, we have extended our revenue base with new products and services that are differentiating us from our competition and helping us offset the impact of demand and pricing pressures. All of these efforts position us to show better top line growth and overall improved results when the economy recovers. Our focus for fiscal year 2003 will be to increase revenues in all divisions. While we hope to benefit from a modest recovery in the economy, each of our operating units is focusing on using the differentiation we have achieved to further penetrate existing accounts and gain new customers. We have tackled the fundamentals - cost control, plant consolidation, equipment upgrades, technological enhancements to our Cadmus KnowledgeWorks System, and financial flexibility in our credit agreement - and now we are turning our focus to revenue growth to leverage the differentiated products and services we have created."

Fourth Quarter Operating Results Review

Net sales for the fiscal fourth quarter totaled $109.0 million compared with $116.7 million last year, a decline of 7%. However, excluding the impact of changes in paper prices and the pass-through costs of freight and postage, net sales declined 3%. Publication Services Segment (STM journal services, special interest magazines, and professional books and directories) sales were $96.3 million, down 8% from $104.5 million (4% excluding paper, freight, and postage impact), primarily because of continued softness in advertising pages and volume and pricing pressures in these markets. Specialty Packaging sales were $12.7 million, an increase of 5% from $12.2 million (7% excluding paper, freight, and postage impact). All sales amount comparisons for the prior year exclude divested and closed operations.

Operating income was $7.3 million in the fourth quarter compared to $7.0 million last year. Cash flow from operations was used to reduce total debt (including securitization) by $1.2 million for the quarter. Income for the fourth quarter from continuing operations totaled $1.7 million, or $0.19 per share, compared with $1.0 million, or $0.11 per share, last year. If the Company had adopted Statement of Financial Accounting Standards No.142 ("SFAS 142"), which requires that goodwill be tested for impairment annually instead of amortized, fourth quarter earnings for fiscal 2002 would have been $0.31 per share compared to $0.24 per share last year as a result of the elimination of goodwill amortization.

Fiscal Year Operating Results Review

Net sales for the fiscal year ended June 30, 2002, totaled $447.3 million compared with $476.0 million last year, a decline of 6%. However, excluding the impact of changes in paper prices and the pass-through costs of freight and postage, net sales declined 3%. Publication Services Segment sales were $395.4 million, down 7% from $426.3 million (4% excluding paper, freight, and postage impact), primarily because of lower special interest magazine sales and pricing pressures in these markets. Specialty Packaging sales were $51.9 million, an increase of 5% from $49.7 million (6% excluding paper, freight, and postage impact). All sales amount comparisons for the prior year exclude divested and closed operations.

For the twelve months ended June 30, 2002, operating income was $27.4 million compared to $34.2 million last year. Cash flow from operations and the proceeds from asset sales were used to reduce total debt (including securitization) by $34.7 million for this fiscal year. Income for the fiscal year from continuing operations totaled $5.1 million, or $0.57 per share, compared to $6.6 million, or $0.74 per share, last year. If the Company had adopted SFAS 142, earnings for fiscal 2002 would have been $1.09 per share compared to $1.29 per share last year as a result of the elimination of goodwill amortization.

As previously announced, the Company sold its Atlanta-based Cadmus Creative Marketing operations, a catalog design and photography business, in the third quarter of fiscal 2002. An after-tax book loss on the sale of discontinued operations of $1.2 million, or $0.14 per share, was recorded at that time. All historical results have been reclassified to report the results of this operation as discontinued. Also, as previously announced, the Company amended its senior bank credit facility in the fourth quarter of fiscal 2002 and recorded a pre-tax write-off of deferred loan costs of $0.3 million.

                    -----------------------------------------

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to scientific, technical and medical journal publishers, the fourth largest publications printer in North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at www.cadmus.com.

Statements made in this release relating to Cadmus' future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond Cadmus' ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals,
(3) significant price pressure in the markets in which we compete, (4) the loss of significant customers or the decrease in demand from customers, (5) our ability to continue to obtain improved efficiencies and lower production costs,
(6) adverse changes in our product sales mix, (7) the impact of industry consolidation among key customers, (8) our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and
(9) our ability to operate profitably and effectively with high levels of indebtedness. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                  June 30,
                                                                                    2002                  June 30,
                                                                                (Unaudited)                 2001
                                                                            -------------------      ----------------
Assets:

     Cash and cash equivalents                                              $          1,196         $          3,130
     Accounts receivable, net                                                         34,845                   33,662
     Inventories                                                                      19,545                   24,863
     Other current assets                                                              8,444                   11,612
     Property plant and equipment, net                                               124,040                  138,002
     Other assets, net                                                               181,525                  186,159
                                                                             ------------------       ---------------

 Total assets                                                               $        369,595         $        397,428
                                                                             ==================       ===============

 Liabilities and shareholders' equity:

     Current liabilities, excluding current debt                            $         64,415         $         66,854
     Total debt (net of securitization)                                              157,246                  182,987
     Other long-term liabilities                                                      36,420                   38,029
     Shareholders' equity                                                            111,514                  109,558
                                                                             ------------------       ---------------
 Total liabilities and shareholders' equity                                 $        369,595         $        397,428
                                                                             ==================       ===============

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 Three Months Ended                    Twelve Months Ended
                                                                      June 30,                              June 30,
                                                               ---------------------------         ------------------------------
                                                                  2002           2001                  2002            2001
                                                               ------------  -------------         -------------  ---------------
   Net sales                                                  $   109,020   $   119,161           $    447,279   $       511,516

   Operating expenses:
       Cost of sales                                               88,161        98,528                365,873           421,366
       Selling and administrative expenses                         12,369        12,438                 49,305            51,079
       Amortization expense                                         1,174         1,168                  4,724             4,891
       Restructuring and other charges                                 --         2,009                     --            19,905
                                                               ------------  -------------         -------------  ---------------
                                                                  101,704       114,143                419,902           497,241

   Operating income                                                 7,316         5,018                 27,377            14,275

   Interest and other expenses:
       Interest                                                     3,986         4,628                 16,093            19,379
       Securitization costs                                           198           515                  1,110             2,748
       Other, net                                                      62            25                    292               (65)
                                                               ------------  -------------         -------------  ---------------
                                                                    4,246         5,168                 17,495            22,062
                                                               ------------  -------------         -------------  ---------------

   Income (loss) from continuing operations, before taxes           3,070          (150)                 9,882            (7,787)

   Income tax expense (benefit)                                     1,520           839                  4,891              (955)
                                                               ------------  -------------         -------------  ---------------

   Income (loss) from continuing operations                         1,550          (989)                 4,991            (6,832)

   Income (loss) from discontinued operations, net of taxes            --           (68)                (1,236)              342
                                                               ------------  -------------         -------------  ---------------

   Net income (loss)                                          $     1,550   $    (1,057)          $      3,755   $        (6,490)
                                                               ============  =============         =============  ===============

   Earnings per share, assuming dilution
       Income (loss) from continuing operations               $       .17   $      (.11)          $        .55   $          (.77)
       Income (loss) from discontinued operations                      --          (.01)                  (.14)              .04
                                                               ------------  -------------         -------------  ---------------
       Net income (loss)                                      $       .17   $      (.12)          $        .41   $          (.73)
                                                               ============  =============         =============  ===============

   Weighted-average common shares
       outstanding                                                  9,138         8,938                  9,049             8,938
                                                               ============  =============         =============  ===============

   Cash dividends per common share                            $      0.05   $      0.05           $       0.20   $          0.20
                                                               ============  =============         =============  ===============

                               SELECTED HIGHLIGHTS
               (In thousands, except per share data and percents)
                                   (Unaudited)

                                                            Three Months Ended                 Twelve Months Ended
                                                                 June 30,                           June 30,
                                                        ----------------------------       ----------------------------
                                                           2002             2001              2002            2001
                                                        ------------     -----------       ------------    ------------
Net sales, as reported                                 $    109,020     $   119,161       $    447,279    $    511,516
   Divested and closed operations                                --          (2,500)                --         (35,523)
                                                        ------------     -----------       ------------    ------------
Net sales, recurring operations                        $    109,020     $   116,661       $    447,279    $    475,993
                                                        ============     ===========       ============    ============


Operating income, as reported                          $      7,316     $     5,018       $     27,377    $     14,275
   Restructuring and other charges (1)                           --           2,009                 --          19,905
                                                        ------------     -----------       ------------    ------------
Operating income, excluding special items              $      7,316     $     7,027       $     27,377    $     34,180
                                                        ============     ===========       ============    ============


Capital expenditures                                   $      3,241     $     2,207       $     12,017    $     15,911
Depreciation & amortization expense                           6,100           6,265             25,123          25,807


EBITDA (2) (3)                                               13,354          13,267             52,208          60,052
EBTIDA margin (2) (3)                                          12.3%           11.1%              11.7%           11.7%


Earnings per share, assuming dilution                  $       0.17     $     (0.12)      $       0.41    $      (0.73)
   Write-off deferred loan costs (4)                           0.02              --               0.02              --
   Discontinued operations                                       --            0.01               0.14           (0.04)
   Restructuring and other charges                               --            0.22                 --            1.51
                                                        ------------     -----------       ------------    ------------
EPS excluding special items, assuming dilution         $       0.19     $      0.11       $       0.57    $       0.74
                                                        ============     ===========       ============    ============

Earnings per share, excluding special
   items and amortization expense                      $       0.31     $      0.24       $       1.09    $       1.29

---------------
(1) $2.0 million and $13.5 million net of tax for the three and twelve months ended June 30, 2001, respectively.
(2) Earnings before interest, taxes, depreciation, amortization and securitization costs.
(3) Before restructuring and other charges.
(4) $0.3 million ($0.1 million net of tax) related to the Company's amendment of its senior bank credit facility.

                               SEGMENT INFORMATION
                            (in thousands, unaudited)

                                                         Three Months Ended                       Twelve Months Ended
                                                              June 30                                   June 30
                                                   ---------------------------------       ----------------------------------
                                                        2002              2001                  2002              2001
                                                   ---------------   ---------------       ---------------   ----------------
Net sales:
  Publication Services                                  $  96,276         $ 106,996             $ 395,372          $ 452,367
  Specialty Packaging                                      12,744            12,165                51,907             59,149
                                                   ---------------   ---------------       ---------------   ----------------
    Total net sales                                     $ 109,020         $ 119,161             $ 447,279          $ 511,516
                                                   ===============   ===============       ===============   ================

Operating income:
  Publication Services                                  $  10,657         $  11,219             $  39,955          $  47,542
  Specialty Packaging                                         364              (971)                1,628             (1,812)
  Unallocated/other                                        (2,483)           (1,941)               (9,008)            (6,613)
  Amortization of goodwill                                 (1,174)           (1,168)               (4,724)            (4,891)
  (Loss) on sale of fixed assets                              (48)             (112)                 (474)               (46)
  Restructuring and other charges                              --            (2,009)                   --            (19,905)
                                                   ---------------   ---------------       ---------------   ----------------
    Total operating income                               $  7,316         $   5,018             $  27,377          $  14,275
                                                   ===============   ===============       ===============   ================